As filed with the Securities and Exchange Commission on June 9, 1995

            Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                   TRANS WORLD ENTERTAINMENT CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   TRANS WORLD ENTERTAINMENT CORPORATION
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- - --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

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- - --------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 452-1242

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    You are cordially invited to attend the Annual Meeting of Shareholders of Trans World Entertainment Corporation (the "Company"), which will be held at The Desmond, 660 Albany-Shaker Road, Albany, New York 12211, on Friday, July 14, 1995, at 10:00 A.M., New York time, for the following purposes:

       1. To elect five directors to serve until the next annual meeting and until their successors are chosen and qualified;

       2. To approve amendments to the 1990 Stock Option for Non-Employee Directors; and

       3. To transact any such other business as may come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on June 2, 1995, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

    YOUR VOTE IS IMPORTANT. A proxy and return envelope are enclosed for your convenience. Please complete and return your proxy card as promptly as possible.

                                          By order of the Board of Directors,

                                          /s/ Matthew H. Mataraso

                                          Matthew H. Mataraso,
                                          Secretary

June 12, 1995

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, A RETURN ENVELOPE, REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE.

                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                              -------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on July 14, 1995 and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/voting instruction card will commence on June 12, 1995.

                               VOTING SECURITIES

    The Company has only one class of voting securities, its Common Stock, par value $.01 per share (the "Common Stock"). On June 2, 1995, the record date, 9,732,814 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting.

                         QUORUM AND TABULATION OF VOTES

    The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. Votes at the Annual Meeting will be tabulated by two inspectors from Chemical Bank appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion, depending upon the type of proposal involved.

    Pursuant to the Company's By-Laws, directors of the Company will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. The proposal under Item 2 requires for approval the favorable vote of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

    Under New York law, abstentions and broker non-votes will have no effect on the outcome of the election of Directors at the Annual Meeting. Abstentions from voting on the proposal set forth under Item 2 (including broker non-votes) will have the effect of votes against such proposal. Brokers have discretionary authority to vote on the election of directors. If a properly signed proxy form is returned to the Company by a shareholder of record and is not marked, it will be voted "FOR" the proposals set forth herein as Items 1 through 2. The enclosed proxy may be revoked by a shareholder at any time before it is voted by the submission of a written revocation to the Company, by the return of a new proxy to the Company, or by attending and voting in person at the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

    The only persons known by the Board of Directors to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock as of June 2, 1995, the record date, are indicated below:

                      NAME AND ADDRESS OF                         AMOUNT AND NATURE OF    PERCENT OF
                       BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP      CLASS
                  ---------------------------                     --------------------    ----------
Robert J. Higgins..............................................         5,442,850(1)         55.9%
  38 Corporate Circle
  Albany, New York 12203
J.P. Morgan & Co., Incorporated................................         1,347,200(2)         13.8%
  60 Wall Street
  New York, New York 10260

- - ------------

(1) Information is as of June 2, 1995, as provided by the holder. Includes 16,850 shares owned by the wife of Robert J. Higgins, but excludes 81,250 shares owned by certain other family members of Robert J. Higgins, none of whom share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

(2) Information is as of March 31, 1995, as provided by the holder. J.P. Morgan & Co. Incorporated, a bank holding company, subsidiaries of which, a national bank and a registered investment advisor, hold shares in the Company in a fiduciary capacity. J.P. Morgan reported sole voting power with respect to 962,800 shares and sole dispositive power with respect to 1,347,200 shares.

    Mr. Higgins, who beneficially owns 5,442,850 shares of Common Stock as of the record date (approximately 55.9% of all outstanding shares), has advised the Company that he presently intends to vote all of his shares for the election of the nominees for director named under "Item 1--ELECTION OF DIRECTORS" and the proposal set forth under Item 2. If Mr. Higgins votes his shares for the director nominees and the amendments to the 1990 Stock Option Plan for Non-Employee Directors, no other votes will be required to approve or adopt such actions.

                         ITEM 1. ELECTION OF DIRECTORS

    The Board of Directors currently intends to present to the meeting the election of five directors, each to hold office (subject to the Company's By-Laws) until the next Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the meeting.

    If any nominee listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Chairman of the Board prior to or at the meeting or, if no substitute is selected prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.

NOMINEES FOR ELECTION AS DIRECTORS

    ROBERT J. HIGGINS, Chairman of the Board, founded the Company in 1972, and he has participated in its operations since 1973. Mr. Higgins has served as President, Chief Executive Officer and a director of the Company for more than the past five years. He is also the Company's principal shareholder. See "PRINCIPAL SHAREHOLDERS".

    CHARLOTTE G. FISCHER has been Chairman of the Board, President and Chief Executive Officer of Paul Harris Stores, Inc., a publicly-held specialty retailer of women's apparel, since January 28, 1995. Mrs. Fischer was the Vice Chairman of the Board and Chief Executive Officer-designate from April 29,

1994 through January 28, 1995. Mrs. Fischer has also served as a consultant to retail organizations, including the Company. Mrs. Fischer was President and Chief Executive Officer of Claire's Boutiques, Inc. from September 1989 until October 1991 , and was on the Board of Directors of Claire's Stores, Inc., the publicly-held parent company.

    GEORGE W. DOUGAN has been Chief Executive Officer and a member of the Board of Directors of Evergreen Bancorp Inc. since March 7, 1994, and Chairman of the Board since May 19, 1994. Mr. Dougan was the Chairman of the Board and Chief Executive Officer of the Bank of Boston--Florida from June 1992 to March 1994, was the Senior Vice President and Director of Retail Banking of The Bank of Boston Massachusetts from February 1990 to June 1992, and a Regional President of The Bank of Boston from August 1988 to February 1990.

    ISAAC KAUFMAN has been an Executive Vice President of Merry-Go-Round Enterprises, Inc. ("Merry-Go-Round"), a publicly-held specialty retailer, and on its Board of Directors since April 3, 1991, and has been Chief Financial Officer, Secretary and Treasurer of the Company since 1983. Mr. Kaufman has held various finance positions with Merry-Go-Round for the past 18 years. Merry-Go-Round filed for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code on January 11, 1994.

    MATTHEW H. MATARASO has served as Secretary and a director of the Company for more than the past five years, and has practiced law in Albany, New York during the same period.

EQUITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of Common stock as of June 2, 1995 by each director and named executive officer of the Company and all directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals unless otherwise indicated therein. Except as otherwise stated or as to shares owned by spouses, the Company believes that the beneficial owners have sole voting and investment power over their shares.

                                                                             AMOUNT AND
                                                                               NATURE
                                                              YEAR FIRST    OF BENEFICIAL
                                                              ELECTED AS    OWNERSHIP OF
                               POSITION(S) WITH THE           DIRECTOR/    COMMON STOCK AS        PERCENT
    NAME                             COMPANY            AGE    OFFICER     OF JUNE 2, 1995        OF CLASS
- - --------------------------  --------------------------  ---   ----------   ---------------        --------
Robert J. Higgins.........  Chairman of the Board,      53       1973         5,442,850(1)          55.9%
                              President, Chief
                              Executive Officer and a
                              Director
Matthew H. Mataraso.......  Secretary and a Director    65       1976            37,000(2)          *
Charlotte G. Fischer......  Director                    45       1991            12,250(2)          *
George W. Dougan..........  Director                    55       1984            13,750(2)          *
Isaac Kaufman.............  Director                    48       1991            13,250(2)          *
Edward W. Marshall, Jr....  Executive Vice President--  49       1989            50,000(2)          *
                              Operations
All directors and executive
  officers as a group (8 persons).....................                        5,607,850(1)(2)       57.6%

- - ------------

* Less than 1%

(1) Includes 16,850 shares owned by the wife of Robert J. Higgins, but excludes 81,250 shares owned by certain other family members of Robert J. Higgins, who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

(2) Included in the shares listed as "beneficially owned" are the following shares which the persons listed have the right to acquire within sixty days pursuant to stock options: (a) under the 1990

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
    Director Stock Option Plan--Mrs. Fischer (12,250), Mr. Dougan (13,750) and Mr. Kaufman (12,250); (b) under the 1986 Incentive and Non-Qualified Stock Option Plan--Mr. Mataraso (32,500); Mr. Marshall (25,000); and (c) under all stock option plans--All directors and executive officers as a group (110,750).

BOARD OF DIRECTORS MEETINGS AND ITS COMMITTEES

    The Board of Directors held 16 meetings during the 1994 fiscal year, and also acted on one occasion by unanimous written consent. During the last fiscal year, none of the directors attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director served.

    The Company has an Audit Committee of the Board of Directors, consisting of a majority of independent directors, whose members were during the 1994 fiscal year: Isaac Kaufman (Chairman), Charlotte G. Fischer, J. Markham Green (until May 11, 1995) and George W. Dougan. During 1993 and the first two months of 1994, Mrs. Fischer had served as a consultant to the Company, and the Audit Committee waived its requirement that each member be independent, as provided under the Audit Committee's charter. The Audit Committee held two meetings during the 1994 fiscal year. The Audit Committee's responsibilities consist of recommending the selection of independent accountants, reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and reviewing the Company's audit activities and activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally.

    The Company has a Compensation Committee of the Board of Directors, consisting solely of independent directors, whose members were during the 1994 fiscal year: George W. Dougan (Chairman), J. Markham Green (until May 11, 1995), Isaac Kaufman and Arnold S. Greenhut (until June 10, 1994). The Compensation Committee held four meetings during the 1994 fiscal year, and acted by unanimous written consent on two occasions. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company.

    The Company has no standing nominating committee. Mr. Higgins, the Chairman of the Board, Chief Executive Officer and majority shareholder, was actively involved in the recruitment of all of the current directors.

COMPENSATION OF DIRECTORS

    Cash Compensation. Each director who is not a salaried employee of the Company receives $15,000 retainer per annum plus a $1,000 attendance fee for each committee meeting and board meeting attended, except that the compensation for telephone conference meetings is $500. A Committee chairperson earns an additional $1,000 retainer per year.

    Director Stock Option Plan. Each outside Director is entitled to participate in the Company's 1990 Stock Option Plan for Non-Employee Directors. For a description of the plan, see "Item 2. APPROVAL OF AMENDMENTS TO 1990 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS", set forth below in this Proxy Statement.

    Consulting Arrangements. The Company utilized the services of Charlotte G. Fischer during fiscal 1993 and the first two months of fiscal 1994. The per diem fees earned in fiscal 1994 by Mrs. Fischer equaled $37,500. Matthew Mataraso received $58,000 in cash compensation from the Company in fiscal 1994 for his services as Secretary of the Company and as counsel.

    Retirement Plan. The Company provides the Board of Directors with a noncontributory, unfunded retirement plan that pays a retired director a retirement benefit of $15,000 per year for up to 10 years, depending on the length of service, or the life of the director and his or her spouse, whichever period is shorter. To become vested in the retirement plan a director must reach age 62 and have served on the Board of Directors for a minimum of five consecutive years.

CERTAIN TRANSACTIONS

    The Company leases its 159,000 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chairman, Chief Executive Officer and principal shareholder, under two capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,135 square foot distribution center expansion (the "Expansion") was completed in October 1989 on real property adjoining the existing facility.

    Under the original lease, dated as of April 1, 1985, as amended (the "Original Lease"), the Company paid Mr. Higgins in fiscal 1994 an annual rental of $732,061 (of which $528,061 is allocable to real property and $204,000 is allocable to personal property). The portion of the Original Lease allocable to personal property expires in July, 1995, when title passes to the Company. In 1989, the Company entered into a new lease, dated as of November 1, 1989 (the "Expansion Lease"), for the Expansion, with a current annual rental rate of $641,726. The aggregate annual rental paid to Mr. Higgins under the Original Lease and the Expansion Lease was $1,373,787 in fiscal 1994. On January 1, 1996, the portion of the aggregate rental allocable to real property ($1,169,787) under the Original Lease and Expansion Lease will increase in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of each lease. Neither lease contains any real property purchase option at the expiration of its term. Under the terms of both leases, the Company pays all property taxes, insurance and other operating costs with respect to the premises. Mr. Higgins' obligation for principal and interest on his underlying indebtedness relating to the real property approximates $70,000 per month.

    The Company leases two of its retail stores from Mr. Higgins under long-term leases, each at an annual rental of $35,000 per year, plus property taxes, maintenance and a contingent rental if a specified sales level is achieved. In fiscal 1994 the Company paid Mr. Higgins $30,000 for a one year lease, expiring on October 31, 1994, for certain parking facilities contiguous to the Company's distribution center/office facility. The lease was renewed through October 31, 1995, after approval by the Audit Committee. Although no commitments have been made by the Company, the contiguous parcel containing such parking facilities is being evaluated by the Company for a new office building. If approved by the Company's Audit Committee, such an office building would be constructed by Mr. Higgins and leased to the Company on terms and conditions believed to be competitive with those offered in an arms' length transaction.

    The Company regularly utilizes privately-chartered aircraft for its executives, primarily those owned or partially owned by Mr. Higgins. During fiscal 1994, the Company chartered an airplane under an unwritten agreement with Quail Aero Services of Syracuse, Inc., a corporation in which Mr. Higgins is a one-third shareholder. Payments made by the Company during fiscal 1994 were $59,961. The Company also chartered an aircraft from Crystal Jet Aviation, Inc., a corporation wholly owned by Mr. Higgins. During fiscal 1994 payments to Crystal Jet aggregated $132,642. The Company believes that the charter rates and terms are as favorable to the Company as those generally available to it from other commercial charterers.

    During fiscal 1994 the Company extended a loan to Robert A. Helpert, Executive Vice President (until May 19, 1995), in the amount of $150,000, on an unsecured basis for one year, at an annual interest rate of 4%. The loan was repaid in April 1995.

    The transactions that were entered into with an "interested director" were approved by a majority of disinterested directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors. The Board of Directors believes that the leases and other provisions are at rates and on terms that are at least as favorable as those that would have been available to the Company from unaffiliated third parties under the circumstances.

EMPLOYMENT AGREEMENTS

    As founder and Chief Executive Officer of the Company, Robert J. Higgins has been instrumental in the operations of the Company. Mr. Higgins is employed as President and Chief Executive Officer of the Company pursuant to a one year employment agreement, effective February 1, 1994 through January 31, 1995. In January 1995 the Compensation Committee agreed to extend the Employment Agreement for one year, through January 31, 1996, unless earlier terminated pursuant to its terms. Pursuant to its terms, Mr. Higgins earns a minimum annual salary of $550,000, is reimbursed for two club memberships, and is entitled to payment of or reimbursement for life insurance premiums of up to $150,000 per year on insurance policies for the benefit of persons designated by Mr. Higgins. In addition, Mr. Higgins is eligible to participate in the Company's management bonus plan, health and accident insurance plans, stock option plans, and in other fringe benefit programs adopted by the Company for the benefit of its executive employees. For the fiscal year ended January 28, 1995, Mr. Higgins earned no incentive compensation under the employment agreement.

    In the event of a change in control of the Company, Mr. Higgins may elect to serve as a consultant to the Company at his then current compensation level for the remainder of the term of the Employment Agreement or elect to receive two and one-half times his annual compensation in the most recently completed fiscal year. The employment agreement provides for no further compensation to Mr. Higgins if he is terminated for cause, as defined therein.

    Robert A. Helpert and Edward W. Marshall each have had a severance agreement in effect that provides, under certain conditions, payment of severance equal to one year of annual compensation, at a level not less than their current salaries of $275,000 and $250,000, respectively, upon their termination following severance without cause (as defined), including termination following a change in control of the Company. Each severance agreement contains an "evergreen" provision for automatic renewal each year.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Composition and Purpose of the Compensation Committee. The Company's Compensation Committee (the "Committee") was comprised during fiscal 1994 of four non-employee directors of the Company. It is the Company's policy to constitute the Committee with directors that qualify as outside directors under the 1993 amendments to the federal income tax law.

    The Committee's purpose is to hire, develop and retain the highest quality of managers possible. It is principally responsible for establishing and administering the executive compensation program of the Company. These duties include approving salary increases for the Company's key executives and administering both the annual incentive plan and the stock option plans.

    Compensation Philosophy and Overall Objectives. The components of the executive compensation program are salary, annual incentive awards and stock options. The program is designed to: (1) attract and retain competent people with competitive salaries; (2) provide incentives for increased profitability; and (3) align the long-term interests of management with the interests of shareholders by encouraging executive ownership of common stock of the Company.

Salary and Annual Incentive Compensation

    Salaries. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. In 1994, the Compensation Committee engaged KPMG Peat Marwick, a nationally known compensation consulting firm, to assist the Committee in evaluating and modifying its executive compensation program and in developing a peer group of specialty retailers that are comparable to the Company in terms of annual revenues. A majority of the 14 companies in such peer group are traded on the NASDAQ National Market System, and are incorporated into the peer index used in the performance graph. See "FIVE YEAR PERFORMANCE GRAPH".

    Annual salary recommendations for the Company's executive officers (other than the Chief Executive) are made to the Committee by the Chief Executive. The Committee reviews and then approves, with any modifications it deems appropriate, such recommendations. Factors such as increased management responsibility and achievement of operational objectives are considered, but not formally weighted, in determining an increase. The Committee also used a compensation study prepared by KPMG Peat Marwick, along with the Committee members' experience in the retail industry, in evaluating the executive salary levels. The compensation study indicated that 1994 salaries for executive officers were at or above the median range of base salaries paid to comparable executives of the peer group. The Committee believes that it must keep the base pay component at or above the median range to remain competitive in attracting competent management.

    The Committee had held salary increases for executive officers in the three fiscal years previous to fiscal 1994 below 4% annually. The Company's earnings and stock performance were the most significant factors leading to the restraint on salary increases for executive officers. However, in fiscal 1994, the Committee hired Robert Helpert to fill a newly created position of Executive Vice President and Chief Administrative Officer of the Company. In negotiating Mr. Helpert's compensation package upon joining the Company, the Committee considered Mr. Helpert's previous background as the chief operating officer of a $200 million retail company, and the considerable experience he brought in functional areas in addition to his primary role in finance. In addition, the Company promoted Edward Marshall to a position of Executive Vice President. In recognition of his over five years of service and to assure that his salary remained competitive with persons holding comparable positions at organizations of similar revenue levels, the Committee increased his annual salary to $250,000. The Committee believed that the salary adjustments were required to remain competitive in attracting and retaining competent executives, and were based upon the Committee's understanding of competitive salary rates in the retail industry, and the relative responsibilities and internal relationships of the positions within the Company.

    Annual Performance Incentives. Key executives, including the named executive officers, were eligible for annual incentive (bonus) awards based on the performance of the Company against predetermined targets. The annual incentive program provides for payment shortly after the fiscal year being measured.

    For 1994, the Committee established as the principal goal a threshold level of earnings per share before bonuses would be paid to executive officers. Earnings per share was used as the primary corporate performance measure for bonuses because it is a key measure of success for the Company and its shareholders. The earnings per share target represented an increase over 1993's earnings per share, and was considered by the Committee to be acceptable considering the efforts in implementing a new merchandise replenishment system and the increasingly competitive nature of the retail music and video business. Each named executive officer was eligible to earn from 17.5% to a maximum of 80% of his salary in incentive payments if the target of earnings per share was achieved by the Company. If the targets were not achieved then the incentives would be reduced to lower levels. Below a certain earnings per share level no incentives were to be paid.

    Because the threshold was not achieved in fiscal 1994, and the Company's earnings fell significantly below the lowest target, no annual incentive payments were awarded to the named executive officers. In connection with Mr. Marshall's promotion to Executive Vice President in August 1994, the Committee awarded him a guaranteed bonus equal to $50,000 for the 1994 fiscal year, which he earned by staying with the Company through January 28, 1995.

Long Term Incentives

    The Committee uses a broad-based stock option plan, with over 150 participants, as the principal long term incentive for executives. The stock option plan is designed to encourage executive officers to become shareholders and to achieve meaningful increases in shareholder value. The Committee normally grants stock options to executive officers annually.

    The level of stock option grants are determined using a matrix that considers the executive's position, salary level, and the performance of the executive as measured by the individual's performance rating. Certain stock option grants scheduled and approved in 1994 were subsequently rescinded by the Board, before the issuance to the respective employees, because of the drop in the Company's stock price and the negative impact on morale that the grants would have had. Mr. Helpert's grant of 100,000 stock options at the fair market value on his date of hire, then $12.75 per share, was awarded as part of a negotiated employment package that the Committee believed was necessary and appropriate to attract him to join the Company. Mr. Helpert resigned from the Company effective May 19, 1995.

    The Committee proposes to continue its use of a stock option program to align the interests of management with those of shareholders.

Chief Executive Officer's Compensation

    The Chief Executive was compensated in fiscal 1994 according to a one year employment agreement, approved by the Committee, that continued in effect through January 31, 1995. The agreement provided for no salary adjustment over the salary rate in fiscal 1993, and two major changes were made from the previous agreement with Mr. Higgins: the five year term was shortened to one year, and the bonus arrangement was reduced from a percentage of pre-tax profits to a percentage of salary based on achievement of specified earnings per share targets, identical to the other named executives. The Committee considered the Chief Executive's intimate knowledge of the Company's operations and specific skills in the retail music and video industry in keeping the base compensation at the same level of fiscal 1993, which factors were necessarily subjective. The employment agreement provided for participation in the management bonus plan at a level of 25% of the Chief Executive's salary to a maximum of 150% of his salary if certain targets were achieved by the Company. Because the threshold level of earnings per share was not achieved, the Chief Executive earned no incentive payment for the fiscal year ended January 28, 1995.

    In January 1995, the Committee extended the Chief Executive's employment agreement for one year, through January 31, 1996.

Deductibility of Compensation Expenses

    Regulations under Section 162(m) of the Internal Revenue Code, proposed in December 1993, generally disallow a tax deduction to a public corporation for tax years after 1993 for compensation over $1 million for its chief executive officer or any of its four other highest-paid officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. No named executive of the Company earned more than $1 million in 1993 or 1994. The Committee has adopted a new annual incentive plan for its executives, which generally follows the requirements of the proposed regulations, and the Committee will review the annual incentive plan from time to time to determine what changes are necessary or appropriate so that awards under the plan will be excluded from the deduction limit.

Compensation Committee Interlocks and Insider Participation

    There were no Compensation Committee interlocks during fiscal 1994. None of these members was an officer or employee of the Company, a former officer of the Company, or a party to any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

    The foregoing report on executive compensation is provided by the following Directors who comprised the Compensation Committee of the Board of Directors during 1994: Messrs. Dougan, Green, Greenhut and Kaufman. There was no Chairman of the Committee during 1994 after Arnold S. Greenhut declined to stand for reelection as director.(1)

                             COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                      GEORGE W. DOUGAN, ARNOLD S. GREENHUT
                       J. MARKHAM GREEN AND ISAAC KAUFMAN

- - ------------
(1) Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934 Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report of the Compensation Committee and the performance graph on page 11 shall not be incorporated by reference into any such filings.

EXECUTIVE OFFICERS AND COMPENSATION

    The Company's executive officers are identified below. At year end, three officers met the definition of "executive officer" under applicable regulations for fiscal year 1994, including the Chief Executive. Executive officers of the Company currently hold the same respective positions with Record Town, Inc., the Company's wholly-owned subsidiary through which all retail operations are conducted. The Summary Compensation Table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the last three fiscal years to each of the three executive officers of the Company whose cash compensation for that year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                           ------------
                                                                            AWARDS(6)
                                             ANNUAL COMPENSATION           ------------
                                      ----------------------------------    SECURITIES
                                                            OTHER ANNUAL    UNDERLYING     ALL OTHER
                                      SALARY      BONUS     COMPENSATION     OPTIONS/     COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)        ($)          ($)          SARS (#)         ($)
- - ---------------------------   ----    -------    -------    ------------   ------------   ------------
Robert J. Higgins..........   1994    550,000          0        79,514(1)           0        78,960(1)
  Chairman, President and     1993    550,000          0        91,027(1)           0        45,255
  Chief Executive Officer     1992    530,882    553,462        83,424(1)           0        65,631
Robert A. Helpert..........   1994    271,635          0       106,120(4)     100,000        --
  Executive Vice              1993      --         --           --             --            --
  President(4)                1992      --         --           --             --            --
Edward W. Marshall, Jr.....   1994    234,826     50,000        26,875(5)           0         4,146(3)
  Executive Vice              1993    190,751          0        --    (2)      45,000         3,854
  President--Operations       1992    183,806     55,200        --    (2)       5,000         3,850

- - ------------

(1) "Other Annual Compensation" in fiscal 1994, 1993 and 1992 for Mr. Higgins includes $71,040, $82,208, and $83,424, respectively, in payments for or reimbursement of life insurance premiums made on behalf of Mr. Higgins or his beneficiaries, pursuant to his employment agreement. "All Other Compensation" in fiscal 1994 for Mr. Higgins consists of the maximum dollar value of premiums paid by the Company with respect to split dollar life insurance policies that the Company owns on the lives of Mr. Higgins and his wife. The Company will recoup most or all of such premiums upon maturity of the policies, but the maximum potential value is calculated in line with current SEC instructions as if the 1994 premiums were advanced without interest until the time that the Company expects to recover the premium.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
(2) "Other Annual Compensation" for the named executive was less than $50,000 and also less than 10% of the total of annual salary and bonus reported.

(3) "All Other Compensation" for the named executive consists of matching contributions for the 401(k) Savings Plan.

(4) Mr. Helpert began his employment with the Company in 1994. "Other Annual Compensation" for Mr. Helpert includes $95,136 for relocation expenses and a tax gross-up on the taxable but non-deductible component of the reimbursement. Mr. Helpert resigned from the Company effective May 19, 1995.

(5) "Other Annual Compensation" for Mr. Marshall included $25,000 for forgiveness of a loan.

(6) There were no shares of restricted stock outstanding at January 28, 1995.

STOCK OPTION PLANS

    The Company has two employee stock option plans in place, the 1986 Incentive and Non-Qualified Stock Option Plan, as amended and restated (the "1986 Plan"), with an aggregate of 1,100,000 shares authorized for issuance, and the 1994 Stock Option Plan (the "1994 Plan"), with an aggregate of 1,000,000 shares (the 1986 Plan and the 1994 Plan are collectively referred to as the "Stock Option Plan"). The following tables set forth, as to each of the named executive officers, certain information with respect to all options granted or exercised for the fiscal year ended January 28, 1995 under the 1986 Plan.

                   STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)

    The following table sets forth information concerning individual grants of stock options made during the fiscal year ended January 28, 1995, to each of the named executive officers of the Company.

                                                                                         POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                              VALUE AT
                              ------------------------------------------------------     ASSUMED ANNUAL RATES
                               NUMBER OF      PERCENT OF                                          OF
                              SECURITIES        TOTAL                                        STOCK PRICE
                              UNDERLYING       OPTIONS       EXERCISE                      APPRECIATION FOR
                                OPTIONS       GRANTED TO      OR BASE                      OPTION TERM (3)
                              GRANTED (#)    EMPLOYEES IN      PRICE      EXPIRATION    ----------------------
    NAME                        (1) (2)      FISCAL YEAR     ($/SHARE)       DATE        5% ($)      10% ($)
- - ---------------------------   -----------    ------------    ---------    ----------    --------    ----------
Mr. Higgins................           0           N/A           --          --             --           --
Mr. Helpert (4)............     100,000          42.4%        $ 12.75        2004       $803,250    $2,027,250
Mr. Marshall...............           0           N/A           --          --             --           --

- - ------------

(1) No SARs were granted.

(2) Stock Options are exercisable annually in 4 equal installments, commencing on the first anniversary of the date of grant, and vest earlier upon the officer's death or disability. The stock options have a term of ten years. The grant on February 7, 1994 to Mr. Helpert included options exercisable into 50,000 shares that vest in one installment on the fourth anniversary of the date of grant and options exercisable into 50,000 shares that vest in four annual installments ratably. All options granted under the Stock Option Plan may become immediately exercisable upon the occurrence of certain business combinations. The Compensation Committee of the Board of Directors may accelerate or extend the exercisability of any options subject to such terms and conditions as the Committee deems appropriate. The option exercise price was set at the fair market value (last reported sale price) on the date of grant.

(3) These amounts are based on assumed appreciation rates of 5% and 10% as prescribed by Securities and Exchange Commission rules, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company's stock price was $5.50 at January 28, 1995, the fiscal year end, which is below the stated exercise price used to calculate the assumed appreciation value.

(4) Mr. Helpert resigned from the Company effective May 19, 1995.

                   AGGREGATED STOCK OPTION EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES (1)

    The following table sets forth information concerning each exercise of stock options made during the fiscal year ended January 28, 1995, by each of the named executive officers of the Company, and the value of unexercised stock options held by such persons as of January 28, 1995.

                                                                  NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS
                                                                   OPTIONS AT FISCAL        AT FISCAL YEAR-END
                                  SHARES                              YEAR-END (#)                 ($)
                                 ACQUIRED                        ----------------------    --------------------
                                ON EXERCISE    VALUE REALIZED         EXERCISABLE/             EXERCISABLE/
    NAME                            (#)             ($)              UNEXERCISABLE           UNEXERCISABLE(2)
- - -----------------------------   -----------    --------------    ----------------------    --------------------
Mr. Higgins..................     --              --                     --                     --
Mr. Helpert (3)..............     --              --                      0/100,000                 0/0
Mr. Marshall.................     --              --                  25,000/90,000                 0/0

- - ------------

(1) There have been no SARs issued and there are no SARs outstanding.

(2) Calculated on the basis of the fair market value of the underlying securities as of January 28, 1995 minus the exercise price.

(3) Mr. Helpert resigned from the Company effective May 19, 1995.

                          FIVE-YEAR PERFORMANCE GRAPH

    The following line graph reflects a comparison of the cumulative total return of the Company's Common Stock from January 31, 1990 through January 31, 1995 with the NASDAQ Index (U.S. Stocks) and with a NASDAQ Retail Trade Stocks index. Because only one of the Company's leading competitors has been an independent publicly traded company over the period, the Company has elected to compare shareholder returns with the published index of retail companies compiled by NASDAQ. All values assume $100 invested on January 31, 1990, and that all dividends were reinvested.

                              [Insert Graph here]

                     TRANS WORLD ENTERTAINMENT CORPORATION
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                           1990    1991    1992    1993    1994    1995
                                                           ----    ----    ----    ----    ----    ----
Trans World Entertainment Corp. ........................   100      73     101      62      59      24
NASDAQ (U.S.)...........................................   100     103     158     179     204     195
NASDAQ Retail Trade Stocks..............................   100     120     210     190     204     180

                       ITEM 2. APPROVAL OF AMENDMENTS TO
               1990 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    Amendments. The Board of Directors has adopted, and is seeking shareholder approval of, two amendments to the 1990 Stock Option for Non-Employee Directors (the "Director Stock Option Plan"). The first change to the Director Stock Option Plan will provide for vesting of all unexercised options upon the retirement of a director, where before the amendment the unvested options would have been canceled upon retirement. The second change to the Director Stock Option Plan permits any Director to exercise vested options after leaving the Board of Directors for five years thereafter, compared to one year before the amendment. The text of the Director Stock Option Plan, showing additions and deletions caused by the amendments, is set forth as Annex A to this Proxy Statement.

    Director Stock Option Plan. The purpose of the Company's Director Stock Option Plan is to provide a mechanism to align the interests of directors with the Company's growth and success, and to encourage the continuation of their involvement with the Company. The Director Stock Option Plan terminates on, and no further options or awards will be made or granted thereunder after, June 1, 2000. The following summary describes the principal features of the Director Stock Option Plan.

    A total of 250,000 shares of the Common Stock are reserved for issuance pursuant to non-qualified stock options (the "Director Options") issued under such plan, and Director Options covering 77,000 shares of Common Stock have been granted. Stock options issuable under the Director Stock Option Plan are granted at an exercise price equal to 85% of the Fair Market Value of the Common Stock on the date of grant. "Fair Market Value" is defined as the closing price of the Common Stock on the NASDAQ National Market System or principal stock exchange that the shares may be traded on as of the date of grant, or if such day is not a trading day, the next succeeding trading day. Options are generally not assignable or transferable other than by will or the laws of descent and distribution, or by a qualified domestic relations order and, during the optionee's lifetime, the stock option may only be exercised by such optionee.

    An initial grant of 10,000 Director Options is made to each new director. In addition, Director Options to purchase 1,500 shares of the Company's Common Stock are granted annually on May 1 (or, if May 1 is not a NASDAQ National Market System trading day, on the next succeeding trading day) of any year to any eligible director. Director Options vest ratably over four years and expire ten years from the date of grant, subject to earlier termination.

    The Director Stock Option Plan provides for appropriate adjustments in the aggregate number of shares of Common Stock subject to such plan, if such adjustment would be greater than 5% in any fiscal year, and in the corresponding number of shares and the price per share, or either, of outstanding options in the case of changes in the capital stock of the Company resulting from any recapitalization, stock or unusual cash dividend, stock split or any other increase or decrease effected without receipt of consideration by the Company, or merger or consolidation in which the Company is the surviving company. The Director Stock Option Plan also provides that in any merger or consolidation in which the Company is not the survivor and in which suitable stock options are not granted in substitution of stock options outstanding under the Director Stock Option Plan, the Company will deliver to each optionee in cash an amount equal to the difference between the exercise price of stock options then outstanding and the fair market value of the Company's Stock at the effective date of such merger or consolidation.

    Committee. The Director Stock Option Plan is administered by a committee of three non-participating directors or officers who are authorized to interpret the Director Stock Option Plan but have no discretion with respect to the selection of directors who receive Director Options, the number of shares subject to the Director Stock Option Plan or to each grant thereunder, or the purchase price for shares subject to Director Option. The committee has no authority to materially increase the benefits under the Director Stock Option Plan. The Director Stock Option Committee acted on one occasion by unanimous written consent during fiscal 1994.

    Amendment and Termination. The Director Stock Option Plan has a term of ten years and no shares may be optioned and no rights to receive shares may be granted after the expiration of the plan. The Board of Directors is authorized to terminate or amend the Director Stock Option Plan, except that it may not increase the number of shares available thereunder, decrease the minimum price at which options may initially be granted, or extend the term of the Plan, without shareholder approval.

                              PLAN GRANT TABLE(1)

                                                                NUMBER OF UNEXERCISED   VALUE OF UNEXERCISED IN-THE-
                                  NUMBER OF                       OPTIONS AT FISCAL       MONEY OPTIONS AT FISCAL
                            SECURITIES UNDERLYING                   YEAR-END (#)                YEAR-END ($)
                               OPTIONS GRANTED      EXERCISE    ---------------------   ----------------------------
                               ON MAY 1, 1994       PRICE PER       EXERCISABLE/                EXERCISABLE/
    NAME OF RECIPIENT                (#)            SHARE ($)       UNEXERCISABLE            UNEXERCISABLE (2)
- - --------------------------  ---------------------   ---------   ---------------------   ----------------------------
Non-executive Directors:
  George W. Dougan........          1,500            $ 10.00         12,250/3,750                    0/0
  Charlotte G. Fischer....          1,500            $ 10.00         11,125/3,375                    0/0
  J. Markham Green (3)....       --                    --             2,500/7,500                    0/0
  Isaac Kaufman...........          1,500            $ 10.00         11,125/3,375                    0/0
  Arnold S. Greenhut
(3).......................          1,500            $ 10.00         12,250/3,750                    0/0
Executive Group (4).......
Non-Executive Director
Group.....................          6,000            $ 10.00        49,250/21,750                    0/0
Non-Executive Officer
Employee Group (4)........

- - ------------

(1) All grants of Director Options are made pursuant to a formula plan, automatically granted on the date that an outside Director joins the Board, and on each May 1 thereafter following one year of service.

(2) Calculated on the basis of the fair market value of the underlying securities as of January 28, 1995 minus the exercise price.

(3) Mr. Greenhut declined to stand for reelection as a director on June 10, 1994. Mr. Green resigned from the Board of Directors effective May 11, 1995.

(4) No executives or other employees of the Company are eligible to receive awards under the Director Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the principal federal income tax consequences associated with grants of options and SARs under the Plan. This summary is based on the provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. It does not describe all federal income tax consequences under the Plan, nor does it describe foreign, state or local tax consequences.

    In general, a grant of a Director Option will not be a taxable event to a recipient and it will not result in a deduction to the Company. The tax consequences associated with exercise of a Director Option granted under the Plan, and with the subsequent disposition of Common Stock acquired on exercise of such an option will depend in part on whether the option is an incentive stock option (within the meaning of Section 422 of the Code) or a non-qualified stock option.

    Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary taxable income equal to the excess of the fair market value of the Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the Common Stock will be capital gain or loss for the recipient.

    The Company may withhold, or require the optionee to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Plan.

SHAREHOLDER VOTE REQUIRED

    In the event shareholders do not approve the amendments to the Director Stock Option Plan, the provisions of the plan will be administered in the same manner it has since inception.

    To be approved, this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting on this proposal (including broker non-votes) will have the effect of votes against this proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENTS TO THE 1990 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                            SECTION 16(A) REPORTING

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company, and copies of all Section 16(a) reports they file are required to be furnished to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two-year period ended January 28, 1995, there were no violations of Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners.

                                 OTHER MATTERS

    Other Items. Management knows of no other items or matters that are expected to be presented for consideration at the meeting. If other matters properly come before the meeting, however, the persons named in the accompanying proxy intend to vote thereon in their discretion.

    Proxy Solicitation. The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

    Independent Auditors. The Board of Directors currently intends to select KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending February 3, 1996. KPMG Peat Marwick LLP has acted as auditors for the Company since 1994, when they purchased the Albany practice of Ernst & Young, the Company's auditors since 1985. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders and available to make statements to and respond to appropriate questions of shareholders.

    Financial Statements. The Company's 1994 Annual Report to the Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended January 28, 1995, are being sent concurrently to shareholders. If you have not received or had access to the 1994 Annual Report to Shareholders, or you would like to receive quarterly shareholder reports from the Company, please write to the Company to the attention of: Treasurer, 38 Corporate Circle, Albany, New York 12203, and a copy or copies will be sent to you free of charge.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    Shareholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of the Company to be held in 1996 must submit the same in writing so as to be received at the executive offices of the Company on or before February 14, 1996. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals. No such proposals were received with respect to the annual meeting scheduled for July 14, 1995.

                                          By Order of the Board of Directors,

                                          /s/ Matthew H. Mataraso

                                          Matthew H. Mataraso,
                                          Secretary

June 12, 1995

                                                                         ANNEX A

As Amended

                           TRANS WORLD ENTERTAINMENT
                                  CORPORATION
                             1990 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

    [The changes to the Plan are designated by a cross-out for deletions, and an underscore for additions.]

SECTION 1. PURPOSE.

    The purpose of the 1990 Stock Option Plan for Non-Employee Directors of Trans World Entertainment Corporation is to increase the ownership in the Company of non-employee directors whose services are considered essential to the Company's continued progress, to provide a further incentive to serve as a director of the Company, and to aid in attracting and retaining Directors of outstanding ability. Options granted under the Plan are intended to be options that do not meet the requirements of Section 422 of the Internal Revenue Code of 1986.

SECTION 2.] DEFINITIONS.

    Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2:

        a. "Board" shall mean the Board of Directors of Trans World Entertainment Corporation.

        b. "Code" shall mean the Internal Revenue code of 1986, as it may be amended from time to time.

        c. "Committee" shall mean the "Director Stock Option Committee" comprised of three or more individuals, who need not be members of the Board but at the time of appointment are ineligible to be a Participant, as may be designated by the Board to administer the Plan, for such reasonable compensation as the Board shall deem appropriate.

        d. "Common Stock" shall mean authorized but unissued shares of Common Stock, par value $.01 per share, of Trans World Entertainment Corporation, or reacquired shares of Trans World Entertainment Corporation Common Stock.

        e. "Company" shall mean Trans World Entertainment Corporation, a New York corporation, and its subsidiaries.

        f. "Director" shall mean a director who serves on the Board.

        g. "Employee" shall mean any common law employee, including officers, of the Company, as determined in the Code and the Treasury Regulations thereunder.

        h. "Fair Market Value" shall mean, for any day, the last reported sale price of the Common Stock in the over-the-counter market, as reported on the NASDAQ National Market System or, if the Common Stock is listed or admitted to trading on any Securities Exchange, the last reported sale price on such exchange for the applicable day.

        i. "Grantee" shall mean a Participant granted an Option.

        j. "NASDAQ Trading Day" shall mean any day that an active market in the Common Stock is made and prices are quoted on the NASDAQ National Market System or, if the Common Stock is then traded on an exchange, that the applicable day is a business day of such exchange; provided, however, that if less than 100 shares of the Common Stock have traded on such NASDAQ Trading Day the next succeeding trading day shall be used.

        k. "Option" shall mean a non-qualified stock option granted pursuant to the Plan to purchase shares of the Common Stock.

        l. "Participant" shall mean any Director who is not also an Employee; a Director who was formerly an Employee shall become a Participant except that such former Employee will not be entitled to the Initial Grant described in
    Section 5(a).

        m. "Plan" shall mean the Trans World Entertainment Corporation 1990 Stock Option Plan for Non-Employee Directors as set forth herein and as amended from time to time.

        n. "Retirement" shall mean, for purposes of the Plan, the voluntary resignation from the Board by any Grantee after reaching age 65 or older, or such Grantee's failure or refusal to stand for election after expiration of any term as a Director at any time after reaching age 65 or older.

SECTION 3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

    Subject to adjustment as provided in Section 7, the Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed 250,000 shares in the aggregate. The shares of Common Stock deliverable upon the exercise of Options may be made available from authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market or in private transactions. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such Option may again become available for the grant of other Options under the Plan. No shares deliverable to the Company in full or partial payment of the purchase price payable pursuant to Section 5(g) shall become available for the grant of other Options under the Plan.

SECTION 4. ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by the Committee, comprised of three or more persons, none of whom are eligible to participate in the Plan, appointed by the Board of Directors. Members of the Committee need not necessarily be members of the Board. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of directors to receive Options under the Plan, the number of shares of Common Stock subject to Options or the Plan, or the purchase price thereunder, and provided further that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to Participants. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its shareholders and persons granted Options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York.

SECTION 5. GRANT OF OPTIONS.

    Each Option granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

        a. Initial Grant of Options. Effective upon the initial shareholder ratification or election of a Non-Employee Director of the Company, such Participant shall be granted (the "Initial Grant") Options to purchase 10,000 shares of Common Stock (as adjusted pursuant to Section 7) on the first NASDAQ Trading Day following the applicable meeting of shareholders. Messrs. Dougan and Greenhut (the "Vested Participants") shall receive their Initial Grant effective upon their election and approval of the Plan by the Company's shareholders at the June 1, 1990 Annual Meeting.

        b. Annual Grant of Options. Commencing in May 1991 and annually thereafter on the first NASDAQ Trading Day in each May through 1999, each Participant shall automatically be granted Options to purchase 1,500 shares of Common Stock (as adjusted pursuant to Section 7).

        c. Purchase Price. The purchase price of each share of Common Stock subject to an Option shall be 85% of the Fair Market Value (as defined hereunder) of a share of the Common Stock on the date the Option is granted.

        d. Exercisability and Term of Options. Each Option granted under the Plan will become exercisable and vest in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter, except that, in recognition of the substantial past service of the Vested Participants, the Initial Grant to the Vested Participants shall be exercisable in full on the one year anniversary date of their Initial Grant. Each Option granted under the Plan shall expire ten years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.

        e. Termination of Service. In the event of the expiration (without renewal) or termination of service on the Board by any Grantee other than by reason of total and permanent disability, Retirement or death, as expressly set forth in Section 5(f), the then-outstanding Options of such Grantee may be exercised only to the extent that they were exercisable on the date of such termination and, unless exercised, these Options shall expire five years after such termination, or on their stated expiration date, whichever occurs first.

        f. Disability, Retirement or Death. In the event of termination of service by reason of the total and permanent disability of any Grantee, each of the then-outstanding Options of such Grantee will continue to mature and become exercisable in accordance with Section 5(d) and the Grantee may exercise the vested installments at any time within five years after such disability, but in no event after the expiration date of the term of the Option. For purposes of this Plan, the term "total and permanent disability" shall mean the inability of the Grantee, by reason of illness or accident, to perform any and every duty of the occupation at which the Grantee performed as a Director on the date that such disability commenced. In the event of the death or the Retirement of any Grantee, each of the Grantee's outstanding Options will immediately mature in full and become exercisable by the Grantee's legal representative or the Grantee, as applicable, at any time within a period of five years after the death or Retirement, but in no event shall any such Option be exercisable after the stated expiration date of the Option. However, if the Grantee dies following termination of service on the Board by reason of total and permanent disability, such Option shall only be exercisable for two years after the Grantee's death, or until the stated expiration date of the Option, whichever occurs first.

        g. Payment. Options may be exercised only upon payment to the Company in full of the purchase price of the shares to be delivered. Such payment shall be made in cash or in Common Stock, or in a combination of cash and Common Stock. The sum of the cash and the Fair Market Value of such Common Stock shall be at least equal to the aggregate purchase price of the shares to be delivered. If the Grantee intends to obtain a permissible broker loan to exercise any Options, exercise thereof shall not be deemed to occur until the Company receives the proceeds of the Grantee's broker loan. In addition to the payment of the Option price, if required by the Committee, the Grantee shall pay the amount of all federal, state and local withholding or other employment taxes applicable to the Grantee at the time the Committee determines that the Grantee has recognized gross income under Section 83 of the Code resulting from exercise of an Option, either through lapse of any applicable Section 16(b) six month waiting period or the filing of an election under Section 83(b) of the Code.

SECTION 6. SALE OR REORGANIZATION.

    In case the Company is merged or consolidated with another corporation, or in case the property or Common Stock of the Company is acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Committee or the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (a) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of cash or appropriate Common Stock of the Company, or cash or appropriate stock of the merged, consolidated, or otherwise reorganized corporation, or (b) give written notice to Grantees that their Options will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, and must be exercised within 90 days of the date of such notice or they will be terminated.

SECTION 7. ADJUSTMENT PROVISIONS.

    If the shares of Common Stock outstanding are changed, such that its effect in any fiscal year of the Company is greater than 5% of the Company's Common Stock capitalization, in number or class by reason of a split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any capital adjustment, including a stock dividend, or if any distribution is made to the holders of Common Stock other than a cash dividend, or other similar change is made in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities or property subject to the Plan, the number and kind of shares or other securities or property subject to outstanding and to subsequent option grants and in the purchase price of outstanding options to reflect such changes.

SECTION 8. OPTIONS NON-ASSIGNABLE AND NON-TRANSFERABLE.

    Each Option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee or the Grantee's guardian or legal representative.

SECTION 9. LIMITATION OF RIGHTS.

    a. No Right to Continue as a Director. Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue as a director for any period of time, or at any particular rate of compensation.

    b. No Shareholders' Rights for Options. A Grantee shall have no rights as a shareholder with respect to the shares covered by Options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

    c. Sale of Common Stock. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

        (1) The listing, or approval for listing upon notice of issuance, as required of such shares on any securities exchange as may at the time be the principal market for the Common Stock;

        (2) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification, or exemption therefrom supported by an opinion of counsel, which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

        (3) The obtaining of any other consent, approval or permit for any state or Federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

SECTION 10. EFFECTIVE DATE AND DURATION OF PLAN.

    The Plan shall become effective immediately following approval by the shareholders at the 1990 Annual Meeting of Shareholders. The period during which Option grants shall be made under the Plan shall terminate on the day following the 1999 Annual Meeting of Shareholders (unless the plan is extended or terminated at an earlier date by shareholders), but such termination shall not affect the terms of any then outstanding Options.

SECTION 11. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

    The Board may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders entitled to vote thereon at a meeting duly called and held for such reason, except as provided in Section 7, no revision or amendment shall be made in the
Plan: (a) increasing the total number of shares which may be issued or transferred under the Plan; (b) changing the purchase price hereinbefore specified for the shares subject to Options; (c) changing the designation of persons eligible to receive options under the Plan; or (d) materially increasing the benefits accruing to Participants under the Plan. The Board is nonetheless empowered, authorized and directed to revise or amend the Plan in a manner necessary, upon the advice of counsel, to preserve the status of its Participants as "disinterested persons" within the meaning of Rule 16b-3(d)(3) under the Securities Exchange Act of 1934, as amended, for purposes of administering other of the Company's employee benefit plans. Notwithstanding anything to the contrary contained in this Plan, the provisions pertaining to the eligible participants under the Plan and the amounts, price or timing of Initial Grants or Annual Grants shall not be amended more than once every six months, other than to comport to changes in the Code, the Employee Retirement Income Security Act, or rules thereunder.

SECTION 12. NOTICES.

    Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

SECTION 13. SEVERABILITY.

    If any provision of the Plan, or any term or condition of any Award or Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstances is invalid, such provisions, term, condition or application shall to that extent be void (or, in the discretion of the Committee, such provision, term or condition may be amended to avoid such invalidity), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

SECTION 14. FRACTIONAL SHARES.

    No fractional shares of Stock shall be issued pursuant to Options granted hereunder, but in lieu thereof, the cash value of such fraction shall be paid.

June 1990
(revised to reflect Amendment No. 1--June 5, 1992)
(revised to October 1994 with corporate name change)
(revised to reflect Amendment No. 2--June 11, 1994)

                     TRANS WORLD ENTERTAINMENT CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints Robert J. Higgins and Matthew H. Mataraso, and either of them, attorneys proxies, with power of substitution, to vote the shares of the Company's common stock, of the undersigned at the Annual Meeting of Shareholders of the Company to be held on July 14, 1995 at The Desmond, 660 Albany-Shaker Road, Albany, New York 12211 at 10:00 a.m. and at any adjournments thereof, upon the following matters

The Board of Directors recommends a vote FOR the Nominees.
(1) ELECTION OF DIRECTORS:
    Nominees: Robert J. Higgins, Mathew H. Mataraso, George W. Dougan, Charlotte G. Fischer, Isaac Kaufman

    INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below. / /

    ___________________________________________________________________________

    VOTE WITHHELD from all nominees. / /

                                 (Continued and to be signed on other side.)





(2)  Approval of Amendments to Director Stock Option Plan.
     For    / /     Against     / /    Abstain      / /

(3)  Other matters in their discretion that may come properly before the meeting.
     For    / /     Against     / /    Abstain      / /



                                Please sign exactly as name appears at left.
                                When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                Dated:___________________________________, 1995

                                _______________________________________________

                                _______________________________________________

                                                  Signature(s)